Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Christine Regan
Senior Director, Corporate Communications	(617) 692-0522
(781) 860-8533	reganc@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS ANNOUNCES FOURTH QUARTER 2005 NET PRODUCT REVENUES OF $36.6 MILLION AND YEAR-END 2005 NET PRODUCT REVENUES OF $113.5 MILLION

Total Year-End 2005 Net Revenues were $120.6 million

Lexington, MA, January 9, 2006 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today reported net product revenues of $36.6 million (unaudited) for the fourth quarter of 2005 for its antibiotic product CUBICIN® (daptomycin for injection).  This result represents an increase of 21%, or $6.3 million, from third quarter 2005 net product revenues.  Full 2005 year-end net product revenues were $113.5 million (unaudited) which is in the middle of the company’s 2005 earnings revenue guidance of $111.0-116.0 million.

Mike Bonney, President and CEO of Cubist said, “Our strong performance in 2005 is confirmed by these year-end results, which are a near doubling of last year’s product revenues.  Because these results were achieved without wholesaler stocking, they reflect actual demand for CUBICIN. Most of the Q4 to Q3 revenue growth is due to increased volume, not the 6.6% price increase we took in October.”

Cubist will issue its earnings release and host its fourth quarter and full year 2005 earnings conference call and webcast with slides on Monday, January 23rd.  The webcast presentation will also include a discussion of the company’s business activities, financial outlook, and current news.  Details are provided below.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

WHEN:  Monday, January 23, 2006 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN:  (800) 473-6123

LIVE INTERNATIONAL CALL-IN:  (973) 582-2706

24-HOUR REPLAY DOMESTIC & CANADA:  (877) 519-4471

REPLAY PASSCODES:  Conference ID # 6866892

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet;

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.  CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA) in complicated skin and skin structure infections.  Cubist has filed a supplemental New Drug Application (sNDA) for approval to add S. aureus bacteremia with known or suspected endocarditis to the indication statement for CUBICIN.  The FDA has granted this application priority review. Cubist’s pipeline includes HepeX-B™, a monoclonal antibody biologic being evaluated to determine its potential for the prevention of infection by the Hepatitis B virus (HBV) in liver transplant patients, and research efforts focused on novel members of the lipopeptide class of molecules and on natural products discovery.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market CUBICIN; (iii) Cubist’s expectations regarding our ability to continue to manufacture sufficient quantities of CUBICIN in accordance with current Good Manufacturing Practices; (iv) commercialization by other companies of products that are competitive with CUBICIN; (v) Cubist’s ability to discover or in-license drug candidates; (vi) Cubist’s ability to successfully develop drug candidates in its pipeline, including HepeX-B; (vii) Cubist’s ability to successfully commercialize any product or technology developed by Cubist; (viii) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (ix) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (x) Cubist’s expectations regarding the future market demand and medical need for CUBICIN;  (xi) Cubist’s ability to protect its intellectual property and proprietary technologies; and (xii) Cubist’s ability to finance its operations ..  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

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Additional information can be found at Cubist’s web site at www.cubist.com